SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.

          GAMCO INVESTORS, INC.
                                12/20/99            2,000-             .6250
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                12/29/99            5,022-             .4978
                                12/27/99            5,000              .5000



          GABELLI FUNDS, LLC
               GABELLI SMALL CAP GROWTH FUND
                                02/14/00          187,550             3.7135
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.